UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 23, 2021

American Virtual Cloud Technologies, Inc.
(Exact Name of registrant as Specified in Charter)

Delaware	001-38167	81-2402421
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1720 Peachtree Street, Suite 629 Atlanta, GA	30309
(Address of principal executive offices)	(Zip code)

(404) 239-2863
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AVCT	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	AVCTW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the annual meeting of stockholders of American Virtual Cloud Technologies, Inc. (the “Company”) held on December 23, 2021 (the “Annual Meeting”), the Company’s stockholders (1) elected the four nominees for class I director for a three-year term expiring in 2024, (2) ratified the appointment of UHY LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2021 and (3) authorized the Company’s board of directors to adjourn and postpone the Annual Meeting to a later date or dates, if necessary. The final voting results for each proposal submitted to a vote are set forth below:

PROPOSAL 1: Election of Class I Directors.

Name	Votes For	Votes Withheld	Abstentions	Broker Non-Votes
Dr. Klaas Baks	44,951,907	47,257	0	0
U. Bertram Ellis, Jr.	44,963,208	35,956	0	0
Dennis Lockhart	44,055,467	943,697	0	0
Karl Krapek	44,043,485	955,679	0	0

PROPOSAL 2: Approval of the ratification of UHY LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2021.

Votes For	Votes Against	Abstentions
44,893,340	105,410	414

PROPOSAL 3: Approval to authorize the Board of Directors to adjourn and postpone the annual meeting to a later date or dates.

Votes For	Votes Against	Abstentions
44,061,729	933,280	4,155

Item 8.01. Other Events.

On December 28, 2021, the Company entered into a waiver (the “Waiver”) with Hudson Bay Master Fund Ltd (the “Buyer”). Pursuant to the terms of the Waiver, the Buyer waived any downward adjustment to the exercise price, and any corresponding increase in the number of shares of the Company’s common stock issuable upon exercise, of the Series A Warrant and the Series B Warrant originally issued to the Buyer under the securities purchase agreement, dated as of November 2, 2021 (the “First SPA”), between the Company and the Buyer, as described in the Current Report on Form 8-K filed by the Company on November 3, 2021, to the extent such adjustments would otherwise arise from any issuances of securities to the Buyer pursuant to the securities purchase agreement, dated as of December 13, 2021 (the “Second SPA”), between the Company and the Buyer, as described in the Current Report on Form 8-K filed by the Company on December 13, 2021. In addition, the Buyer waived, until the close of business on December 29, 2021, the Company’s obligation to file an additional registration statement with respect to certain securities held by the Buyer by the date set forth in the registration rights agreement entered into pursuant to the First SPA. Also pursuant to the Waiver, the Buyer agreed to exercise 700,000 shares of the Company’s common stock underlying the Series B Warrant, for an aggregate exercise price of $1,050,000, the Company agreed to pay the Buyer a waiver fee of $2,000,000 (against which the exercise price of the Series B Warrant will be offset), and the Company and the Buyer agreed to execute and deliver a side letter (the “Exchange Cap Side Letter”), confirming that the Company will not issue shares of its common stock upon exercise of the Series A Warrant, Series B Warrant and the Series C Warrant issued by the Company on December 2, 2021 if such issuance, together with any other shares issued pursuant to the First SPA or any such warrants, would exceed 19.99% of the number of shares of the Company’s common stock outstanding immediately prior to the First SPA, subject to certain exceptions, including receipt of the approval of the Company’s stockholders contemplated by the Amendment and Waiver, dated as of December 2, 2021, between the Company and the Buyer. The Exchange Cap Side Letter also provides for certain potential penalty payments by the Company to the Buyer if such stockholder approval has not been obtained by March 31, 2022.

The foregoing summary provides only a brief description of the Waiver (including the form of Exchange Cap Side Letter attached as an exhibit thereto). The summary does not purport to be complete and is qualified in its entirety by the full text of the Waiver (including the form of Exchange Cap Side Letter attached as an exhibit thereto), a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit
99.1	Waiver, dated December 28, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN VIRTUAL CLOUD TECHNOLOGIES, INC.

By:	/s/ Thomas H. King
	Name:	Thomas H. King
	Title:	Chief Financial Officer

Date: December 29, 2021

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